UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2009

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5314 River Run Drive, Suite 350, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(801) 805-1301

(Registrant’s Telephone Number, Including Area Code)

Kana Software, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 31, 2009, the following officers of SWK Holdings Corporation (formerly known as Kana Software, Inc., the “Company”) terminated their employment with the Company in connection with the sale of substantially all of the Company’s assets to Kay Technology Corp, Inc. (the “Asset Sale”) on December 23, 2009: Michael S. Fields, the Company’s Chief Executive Officer, Jay A. Jones, the Company’s Chief Administrative Officer and Interim Chief Financial Officer, William A. Bose, the Company’s General Counsel and Secretary, Daniel A. Turano, the Company’s Senior Vice President of Worldwide Sales, Mark A. Angel, the Company’s Chief Technology Officer, and Chad A. Wolf, Senior Vice President of Global Consulting Services. On January 4, 2009, Mr. Fields resigned from his position as Chairman of the Board of Directors (the “Board”), and the Board elected Michael D. Weinberg to be Chairman of the Board. Mr. Weinberg was elected to the Board by a vote of the Company’s stockholders at the 2009 Annual and Special Meeting held on December 23, 2009.

On December 31, 2009, Jerry A. Batt notified the Company of his resignation from the Board, effective as of January 4, 2010. In resigning, Mr. Batt cited professional time constraints and the need to focus on his other professional commitments. Mr. Batt did not resign because of any disagreement with the Company.

(c) On January 4, 2010, the Board appointed John F. Nemelka interim Chief Executive Officer of the Company. Mr. Nemelka, age 44, is a Class III Director of the Company. Mr. Nemelka founded NightWatch Capital Group, LLC, an investment management business, and has served as its Managing Principal since its incorporation in July 2001. From 1997 to 2000, Mr. Nemelka was a Principal at Graham Partners, a private investment firm and affiliate of the privately-held Graham Group. From 2000 to 2001, Mr. Nemelka was a Consultant to the Graham Group. Mr. Nemelka holds a B.S. degree in Business Administration from Brigham Young University and an M.B.A. degree from the Wharton School at the University of Pennsylvania.

On January 4, 2010, the Board appointed Paul V. Burgon interim Chief Financial Officer of the Company. Mr. Burgon, age 39, has served as a Principal and CFO of NightWatch Capital Advisors, LLC since March 2005. Mr. Burgon was a Director of Corporate Development for Danaher Corporation from 1998 to 2005, and worked at Fluke Corporation from 1997 to 1998 and Coopers and Lybrand from 1994 to 1997. Mr. Burgon holds a B.S.B.A. degree in Finance and International Business and an M.B.A. degree from the McDonough School of Business at Georgetown University.

On January 4, 2010, the Company entered into an offer letter (the “Offer Letters”) with each of Messrs. Nemelka and Burgon, providing for an annual salary of $200,000 and $175,000, respectively. Pursuant to the Offer Letters, Messrs. Nemelka and Burgon are at-will employees of the Company. The foregoing description of the Offer Letters is qualified in its entirety by the Offer Letters, copies of which have been filed as Exhibits 99.01 and 99.02 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.01	Offer Letter dated January 4, 2010 between SWK Holdings Corporation and John F. Nemelka

99.02	Offer Letter dated January 4, 2010 between SWK Holdings Corporation and Paul V. Burgon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/S/ JOHN F. NEMELKA
John F. Nemelka
Chief Executive Officer

Date: January 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.01	Offer Letter dated January 4, 2010 between SWK Holdings Corporation and John F. Nemelka

99.02	Offer Letter dated January 4, 2010 between SWK Holdings Corporation and Paul V. Burgon